SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 26, 2004


                               VECTREN CORPORATION
             (Exact name of registrant as specified in its charter)


     Commission        Registrant, State of Incorporation,     I.R.S Employer
       File No.          Address, and Telephone Number       Identification No.

       1-15467                 Vectren Corporation               35-2086905
                             (An Indiana Corporation)
                              20 N.W. Fourth Street,
                             Evansville, Indiana 47708
                                (812) 491-4000

       1-16739             Vectren Utility Holdings, Inc.        35-2104850
                             (An Indiana Corporation)
                              20 N.W. Fourth Street,
                             Evansville, Indiana 47708
                                (812) 491-4000

       1-3553         Southern Indiana Gas and Electric Company  35-0672570
                             (An Indiana Corporation)
                              20 N.W. Fourth Street,
                             Evansville, Indiana 47708
                                (812) 491-4000


            Former name or address, if changed since last report: N/A



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Item 9.  Regulation FD Disclosure

Vectren Corporation (the Company), an energy holding and applied technology company, announced it has reached a definitive agreement with the Indiana Office of Utility Consumer Counselor (OUCC) regarding the proposed changes to the gas distribution base rates and charges for its wholly owned subsidiary, Southern Indiana Gas and Electric Company which does business as Vectren Energy Delivery of Indiana, Inc. - South. The settlement agreement has been filed with the Indiana Utility Regulatory Commission (IURC). A copy of the press release is furnished as Exhibit 99-1 to this Current Report.

In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company is hereby furnishing cautionary statements identifying important factors that could cause actual results of the Company and its subsidiaries, including Vectren Utility Holdings, Inc., Indiana Gas Company, Inc., and Southern Indiana Gas and Electric Company, to differ materially from those projected in forward-looking statements of the Company and its subsidiaries made by, or on behalf of, the Company and its subsidiaries. These cautionary statements are attached as Exhibit 99-2.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       VECTREN CORPORATION
                                       VECTREN UTILITY HOLDINGS, INC.
                                       SOUTHERN INDIANA GAS AND ELECTRIC COMPANY
March 29, 2004


                                                   By:  /s/ M. Susan Hardwick
                                                   -----------------------------
                                                   M. Susan Hardwick
                                                   Vice President and Controller

                                INDEX TO EXHIBITS

The following Exhibits are furnished as part of this Report to the extent described in Item 9:



 Exhibit
 Number         Description



      99-1 Press Release - Vectren South files settlement agreement in natural gas base rate proceeding

      99-2 Cautionary Statement for Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995